Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is entered into as of April 17, 2017 by and among HARTE HANKS, INC. (“Borrower”, and sometimes, “Grantors”), and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”) on behalf of itself and its Affiliates (“Secured Party”).

RECITALS

WHEREAS, Borrower and Lender are entering into a Credit Agreement dated as of April 17, 2017 (as it may be amended, restated or modified from time to time, the “Credit Agreement”).

WHEREAS, Grantors are entering into this Security Agreement (as it may be amended, restated or modified from time to time, the “Security Agreement”) in order to, among other things, induce Lender to enter into and extend credit to Borrower under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.                                     DEFINITIONS

1.1                              Reference to Security Agreement.  Unless otherwise specified, all references herein to Articles, Sections, Recitals, and Schedules refer to Articles and Sections of, and Recitals and Schedules to, this Security Agreement. All Schedules include amendments and supplements thereto from time to time.

1.2                              Principles of Construction.  Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neutral, as the context indicates is appropriate. Whenever the words “include,” “includes” or “including” are used in this Security Agreement, they shall be deemed to be followed by the words “without limitation”.  All references to agreements and other contractual Instruments shall be deemed to include subsequent amendments, permitted assignments and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of any Loan Document.  Furthermore, any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, or supplemented from time to time.

1.3                              Definitions.  Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either the Credit Agreement or the UCC is used in this Security Agreement with the same meaning; provided that, if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the Credit Agreement definition shall control to the extent legally allowable; and if any definition given to such term in Article 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Article 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

“Account” means any “account,” as such term is defined in Section 9.102(a)(2) of the UCC.

“Account Debtor” means any person who is obligated on a Receivable.

“Cash Collateral Account” has the meaning set forth in Section 5.5.

“Chattel Paper” means any “chattel paper”, as such term is defined in Section 9.102(a)(11) of the UCC, including all Electronic Chattel Paper and Tangible Chattel Paper.

“Claims” has the meaning set forth in Section 6.18.

“Collateral” has the meaning set forth in Section 2.1.

“Collateral Note Security” means all rights, titles, interests, and Liens any Grantor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other Documents assuring or securing payment of or otherwise evidencing the Collateral Notes, including those set forth on the Perfection Certificate.

“Collateral Notes” means all rights, titles, and interests of any Grantor in and to all promissory notes and other Instruments payable to such Grantor, including all inter-company notes from the subsidiaries of such Grantor and those set forth on the Perfection Certificate.

“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such real or personal property.

“Commercial Tort Claims” means any “commercial tort claim”, as such term is defined in Section 9.102(a)(13) of the UCC, including all commercial tort claims listed on Schedule 3.10.

“Commodity Account” means any “commodity account”, as such term is defined in Section 9.102(a)(14) of the UCC, and all sub-accounts thereof.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Control” has the meaning set forth in Sections 7.106, 8.106, 9.104, 9.105, 9.106, or 9.107 of the UCC, as applicable.

“Controlled Foreign Corporation” means “controlled foreign corporation” as defined in the Internal Revenue Code of 1986.

“Copyright Licenses” means any and all agreements providing for the granting of any right in or to Copyrights (whether a Grantor is licensee or licensor thereunder), including each agreement referred to on the Perfection Certificate.

“Copyrights” means all United States and foreign copyrights (including Community designs), including copyrights in software and databases, whether registered or unregistered, and, with respect to any and all of the foregoing: (a) all registrations and applications therefor, including the registrations and applications referred to on the Perfection Certificate; (b) all extensions and renewals thereof; (c) all rights corresponding thereto throughout the world; (d) all rights to sue for past, present and future infringements thereof; and (e) all products and Proceeds of the foregoing, including any income, royalties, and awards and any claim by any Grantor against third parties for past, present, or future infringement of any Copyright or any Copyright licensed under any Copyright License.

“Deposit Accounts” means any “deposit account”, as such term is defined in Section 9.102(a)(29) of the UCC, including those deposit accounts identified on Schedule 3.10, and any account which is a replacement or substitute for any of such accounts, together with all monies, Instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein.

“Documents” means any “document”, as such term is defined in Section 9.102(a)(30) of the UCC.

“Electronic Chattel Paper” means any “electronic chattel paper”, as such term is defined in Section 9.102(a)(31) of the UCC.

“Equipment” means: (a) any “equipment”, as such term is defined in Section 9.102(a)(33) of the UCC; (b) all machinery, equipment, furnishings, Fixtures, and Vehicles; and (c) any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto (in each case, regardless of whether characterized as equipment under the UCC).

“Excluded Equity” means any voting stock in excess of sixty-five percent (65%) of the outstanding voting stock of any Controlled Foreign Corporation, which, pursuant to the terms of the Credit Agreement, is not required to guaranty the Obligations.  For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of stock of such issuer entitled to vote (within the meaning of Treasury Regulations §1.956-2(c)(2)).

“Excluded Property” means, collectively, (a) Excluded Equity, (b) any permit or license or any Contractual Obligation of any Grantor (i) that prohibits or requires the consent of any Person other than Borrower and its Affiliates which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation related thereto or (ii) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in clauses (i) and (ii) of this definition, to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) any Property owned by any Grantor that is subject to a purchase money Lien or a capital lease permitted under the Credit Agreement if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than Borrower and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such equipment, and (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions, or replacements of Excluded Property (unless such proceeds, products, substitutions, or replacements would otherwise constitute Excluded Property).

“Fixtures” means any “fixtures”, as such term is defined in Section 9.102(a)(41) of the UCC.

“General Intangibles” means: (a) any “general intangibles”, as such term is defined in Section 9.102(a)(42) of the UCC; and (b) all interest rate or currency protection or hedging arrangements, computer software, computer programs, all tax refunds and tax refund claims, all licenses, permits, concessions and authorizations, all contract rights, all joint venture interests, partnership interests, or membership interests that do not constitute a Security, all Material Agreements, and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” means: (a) “goods”, as that term is defined in Section 9.102(a)(44) of the UCC; (b) all Inventory; and (c) all Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantors” has the meaning set forth in the introductory paragraph, and “Grantor” means any one of the Grantors.

“Hedge Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules and annexes, a “Master Agreement”) and (c) any and all Master Agreements and any and all related confirmations.

“Instrument” means any “instrument”, as such term is defined in Section 9.102(a)(47) of the UCC, including the Collateral Notes.

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Inventory” means: (a) any “inventory”, as such term is defined in Section 9.102(a)(48) of the UCC; (b) all wrapping, packaging, advertising, and shipping materials; (c) all goods that have been returned, repossessed, or stopped in transit; (d) all Documents evidencing any of the foregoing; and (e) all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Related Property” means: (a) any “investment property”, as such term is defined in Section 9.102(a)(49) of the UCC; and (b) all Pledged Equity Interests (regardless of whether such interest is classified as investment property under the UCC).

“Letter-of-Credit Right” means any “letter-of-credit right”, as such term is defined in Section 9.102(a)(51) of the UCC.

“Maximum Liability” has the meaning set forth in Section 6.2(a).

“Money” means “money” as defined in Section 1.201(b)(24) of the UCC.

“Obligations” means:

(a)                                 each Grantor’s present and future obligations, liabilities and indebtedness under the Credit Agreement, each Loan Document, and this Security Agreement;

(b)                                all future advances by Lender or its Affiliates to any Grantor;

(c)                                 all costs and expenses, including all attorneys’ fees and legal expenses, incurred by Lender or its Affiliates to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Security Agreement or any rights under the other Loan Documents;

(d)                                all obligations under or in connection with any Hedge Agreements with Lender or its Affiliates;

(e)                                 the obligation to reimburse any amount that Secured Party (in its sole and absolute discretion) elects to pay or advance on behalf of any Grantor following the occurrence of any Event of Default;

(f)                                   all other obligations, indebtedness, and liabilities of each Grantor to Lender or its Affiliates, now existing or hereafter arising;

(g)                                all amounts owed under any extension, renewal, or modification of any of the foregoing; and

(h)                                 any of the foregoing that arises after the filing of a petition by or against any Grantor under the Bankruptcy Code, even if the obligations due do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise.

“Patent Licenses” means all agreements providing for the granting of any right in or to Patents (whether a Grantor is licensee or licensor thereunder), including each agreement referred to on the Perfection Certificate.

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including: (a) each patent and patent application referred to on the Perfection Certificate; (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof; (c) all rights corresponding thereto throughout the world; (d) all inventions and improvements described therein; (e) all rights to sue for past, present and future infringements thereof; (f) all licenses, claims, damages, and Proceeds of suit arising therefrom; and (g) all products and Proceeds of the foregoing, including any income, royalties, and awards and any claim by any Grantor against third parties for past, present, or future infringement of any Patent or any Patent licensed under any Patent License.

“Perfection Certificate” means the Perfection Certificate in the form of Exhibit “A” attached hereto.

“Permitted Liens” means Liens permitted under Section Error! Reference source not found..

“Pledged Equity Interests” means all Pledged Stock, Pledged LLC Interests, and Pledged Partnership Interests.  Pledged Equity Interests shall specifically exclude any Excluded Property.

“Pledged LLC Interests” means all interests owned by a Grantor in any limited liability company, including all limited liability company interests listed on the Perfection Certificate and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, Instruments, securities and other property or Proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” means all interests owned by a Grantor in any general partnership, limited partnership, limited liability partnership or other partnership, including all partnership interests listed on the Perfection Certificate and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, Instruments, securities and other property or Proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” means all shares of capital stock owned by a Grantor, including all shares of capital stock described on the Perfection Certificate, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, Instruments, securities, and other property or Proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares.

“Proceeds” means any “proceeds,” as such term is defined in Section 9.102(a)(65) of the UCC.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Related Property, Instruments, or Commercial Tort Claims, and any other rights or claims to receive Money which are General Intangibles or which are otherwise included as Collateral, together with all of the applicable Grantor’s rights, if any, in all Collateral Support and Supporting Obligations related thereto.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Secured Obligations” means the Obligations, whether or not (a) such Obligations arise or accrue before or after the filing by or against any Grantor of a petition under the Bankruptcy Code, or any similar filing by or against any Grantor under the laws of any jurisdiction, or any bankruptcy, insolvency, receivership or other similar proceeding, (b) such Obligations are allowable under Section 502(b)(2) of the Bankruptcy Code or under any other insolvency proceedings, (c) the right of payment in respect of such Obligations is reduced to judgment, or (d) such Obligations are liquidated, unliquidated, similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several, matured, disputed, undisputed, legal, equitable, secured, or unsecured.

“Securities Account” means any “securities account”, as such term is defined in Section 8.501(a) of the UCC, and all sub-accounts thereof.

“Security” has the meaning set forth in Section 8.102(a)(15) of the UCC.

“Security Agreement Supplement” has the meaning set forth in Section 4.21.

“Supporting Obligation” means all “supporting obligations” as defined in Section 9.102(a)(78) of the UCC.

“Tangible Chattel Paper” means any “tangible chattel paper”, as such term is defined in Section 9.102(a)(79) of the UCC.

“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks (whether a Grantor is licensee or licensor thereunder), including each agreement referred to on Schedule 3.17.

“Trademarks” means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, including: (a) the registrations and applications referred to on the Perfection Certificate; (b) all extensions or renewals of any of the foregoing; (c) all of the goodwill of the business connected with the use of and symbolized by the foregoing; (d) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill; and (e) all products and Proceeds of the foregoing, including any income, royalties, and awards and any claim by any Grantor against third parties for past, present, or future infringement of any Trademark or any Trademark licensed under any Trademark License.

“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets (whether a Grantor is licensee or licensor thereunder), including each agreement referred to on the Perfection Certificate.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all Documents and things embodying, incorporating, or referring in any way to such Trade Secret, including: (a) the right to sue for past, present and future misappropriation or other violation of any Trade Secret; and (b) all products and Proceeds of the foregoing, including any income, royalties, and awards and any claim by any Grantor against third parties for past, present, or future infringement of any Trade Secrets or any Trade Secrets licensed under any Trade Secret License.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, that in any event, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority (or terms of similar import in any applicable jurisdiction) of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code (or other similar law) as in effect in a jurisdiction (whether within or outside the United States) other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code (or other similar law) as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority (or terms of similar import in such jurisdiction) and for purposes of definitions related to such provisions.

“Vehicles” means all present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock, now owned or hereafter acquired by a Grantor.

2.                                     GRANT OF SECURITY INTEREST

2.1                              Security Interest.  To secure the prompt and complete payment and performance of the Secured Obligations when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provisions of other applicable laws), each Grantor hereby grants to Secured Party a continuing security interest in, a Lien upon, and a right of set off against, and hereby assigns to Secured Party as security, all personal property of such Grantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Secured Obligations at any time granted to or held or acquired by Secured Party, collectively, the “Collateral”), including:

(a)                                 Accounts;

(b)                                Chattel Paper;

(c)                                 Commercial Tort Claims;

(d)                                Deposit Accounts, Securities Accounts, and Commodity Accounts;

(e)                                 Documents;

(f)                                   General Intangibles;

(g)                                Goods;

(h)                                 Instruments;

(i)                                     Investment Related Property;

(j)                                     Letter of Credit Rights;

(k)                                 Money;

(l)                                     to the extent not otherwise included above, all Collateral Records, Collateral Support, and Supporting Obligations relating to any of the foregoing; and

(m)                             to the extent not otherwise included above, all accessions to, substitutions for, and all replacements, products, Proceeds of the foregoing, including Proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage, or destruction of any Collateral.

If the security interest granted hereby in any rights of any Grantor under any contract included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein nonetheless remains effective to the extent allowed by Article 9 of the UCC or other applicable law but is otherwise limited by that prohibition.  Notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property; provided that (i) if and when any Property shall cease to be Excluded Property, a Lien on and security in such Property shall be deemed granted therein and (ii) immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation. Furthermore, notwithstanding any contrary provision, each Grantor agrees that, if, but for the application of this paragraph, granting a security interest in the Collateral would constitute a fraudulent conveyance under 11 U.S.C. § 548 or a fraudulent conveyance or transfer under any state fraudulent conveyance, fraudulent transfer, or similar law in effect from time to time (each a “fraudulent conveyance”), then the security interest remains enforceable to the maximum extent possible without causing such security interest to be a fraudulent conveyance, and this Security Agreement is automatically amended to carry out the intent of this sentence.

2.2                              Grantors Remain Liable.  Notwithstanding anything to the contrary contained herein, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and Obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or Obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Secured Party be obligated to perform any of the Obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

2.3                              Authorization to File Financing Statements.  Each Grantor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Subchapter E of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Grantor agrees to furnish any such information to Secured Party promptly upon request.

3.                                     REPRESENTATIONS AND WARRANTIES.  Each Grantor represents and warrants to Secured Party that:

3.1                              Credit Agreement.  Certain representations and warranties in the Loan Documents to which a Grantor is a party are applicable to such Grantor or its assets or operations, and each such representation and warranty is true and correct.

3.2                              Title; Authorization; Enforceability; Perfection.  (a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full power and authority to grant to Secured Party the security interest in such Collateral; (b) the execution and delivery by each Grantor of this Security Agreement has been duly authorized, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest enforceable against such Grantor in all now owned and hereafter acquired Collateral; (c)(i) upon the filing of all UCC financing statements naming each Grantor as “debtor” and Secured Party as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on the Perfection Certificate hereof, (ii) upon delivery of all Instruments, Chattel Paper, certificated Pledged Equity Interests, and Collateral Notes, (iii) upon sufficient identification of Commercial Tort Claims, (iv) upon execution of a control agreement establishing Secured Party’s Control with respect to any Deposit Account, Securities Account, or Commodity Account, (v) upon consent of the issuer or any nominated person with respect to Letter of Credit Rights, and (vi) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Intellectual Property in the applicable intellectual property registries, including the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to Secured Party hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to (1)  Permitted Liens, and (2) the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables on all of the Collateral).

3.3                              Conflicting Legal Requirements and Contracts.  Neither the execution and delivery by any Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will (a) violate (i) any legal requirement binding on such Grantor, (ii) such Grantor’s organizational documents, or (iii) the provisions of any indenture, Instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property, is bound; or (b) conflict with or constitute a default under, or result in the creation or imposition of any Lien pursuant to, the terms of any such indenture, Instrument or agreement (other than any Lien of Secured Party).

3.4                              Governmental Authority.  No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (a) for the pledge by any Grantor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by any Grantor, or (b) for the exercise by Secured Party of the voting or other rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (except as may be required in connection with the disposition of the Pledged Equity Interests by legal requirements affecting the offering and sale of securities generally).

3.5                              Grantor Information.  Each Grantor’s exact legal name, jurisdiction of organization, type of entity, state issued organizational identification number and the location of its principal place of business, or chief executive office (or the principal residence if such Grantor is a natural person) and of the books and records relating to the Receivables, are disclosed on the Perfection Certificate; no Grantor has any other places of business except those set forth on the Perfection Certificate.  Except as noted on the Perfection Certificate hereto, all such books, records, and Collateral are in such Grantor’s possession. No Grantor has done in the last five (5) years, and does, business under any other name (including any trade-name or fictitious business name) except for those names set forth on the Perfection Certificate. Except as provided on the Perfection Certificate, no Grantor has changed its name, jurisdiction of organization, principal place of business, or chief executive office (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years.

3.6                              Property Locations.  The Inventory, Equipment, and Fixtures are located solely at the locations described on the Perfection Certificate.  All of such locations are owned by a Grantor except for locations (a) which are leased by a Grantor as lessee and designated in the Perfection Certificate, and (b) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in the Perfection Certificate, with respect to which Inventory such Grantor has delivered bailment agreements, warehouse receipts, financing statements or other Documents satisfactory to Secured Party to protect Secured Party’s security interest in such Inventory.

3.7                              Litigation.  There is no litigation, investigation, or governmental proceeding threatened against any Grantor or any of its properties which if adversely determined would result in a Material Adverse Event with respect to the Collateral or such Grantor other than set forth in Schedule 6.5 to the Credit Agreement.

3.8                              No Financing Statements or Control Agreements.  Other than the financing statements and control agreements with respect to this Security Agreement, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens.

3.9                              Maintenance of Collateral.  All tangible Collateral which is necessary to any Grantor’s business is in good repair and condition, ordinary wear and tear excepted.

3.10                       Collateral.  The Perfection Certificate accurately lists all Pledged Equity Interests, Securities Accounts, Commodity Accounts, Deposit Accounts, Collateral Notes, Collateral Note Security, Commercial Tort Claims, Material Agreements, and all letters of credit, in which any Grantor has any right, title, or interest. All information supplied by any Grantor to Secured Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is true, correct, and complete in all material respects.

3.11                       Deposit, Commodity, and Securities Accounts.  The Perfection Certificate correctly identifies all Deposit Accounts, Commodity Accounts, and Securities Accounts in which a Grantor has an interest and the institutions holding such accounts.  Each Grantor is the sole account holder of each such account, and such Grantor has not consented to, and is not otherwise aware of, any person (other than Secured Party) having Control over, or any other interest in, any such account or the property credited thereto.

3.12                       Receivables.

(a)                                 Each Receivable (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise), and (iv) is and will be in compliance with all applicable laws, whether federal, state, local or foreign.

(b)                                Other than Receivables which in the aggregate do not exceed $1,000,000.00, none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.  No Receivable requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained.

(c)                                 The names of the Account Debtors, amounts owing, due dates and other information with respect to each Account or Chattel Paper are and will be correctly stated in all records of each Grantor relating thereto and in all invoices and reports with respect thereto furnished to Secured Party by each Grantor from time to time.  As of the time when each Account or each item of Chattel Paper arises, the applicable Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

3.13                       Letter of Credit Rights.  All letters of credit to which any Grantor has rights is listed on the Perfection Certificate, and such Grantor has obtained the consent of each issuer or the nominated person of any letter of credit to the assignment of the Proceeds of the letter of credit to Secured Party.

3.14                       Instruments; Chattel Paper; Collateral Notes; and Collateral Note Security.  Within five (5) Business Days after Secured Party’s request therefor, Grantor will deliver all Instruments and Chattel Paper, including the Collateral Notes to Secured Party, together with corresponding endorsements duly execute by the applicable Grantor in favor of Secured Party, and such endorsements have been duly and validly executed and are binding and enforceable against such Grantor in accordance with their terms.  Each Collateral Note and the Documents evidencing the Collateral Note Security are in full force and effect; there have been no renewals or extensions of, or amendments, modifications, or supplements to, any thereof about which Secured Party has not been advised in writing; and no “default” or “potential default” has occurred and is continuing under any such Collateral Note or Documents evidencing the Collateral Note Security, except as disclosed on the Perfection Certificate.

3.15                       [Reserved].  .

3.16                       Investment Related Property.

(a)                                 The Perfection Certificate sets forth all of the Pledged Stock, Pledged LLC Interests, and Pledged Partnership Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule.

(b)                                Except as set forth on the Perfection Certificate, no Grantor has acquired any equity interests of another entity or substantially all the assets of another entity within the past five (5) years.

(c)                                 Each Grantor is the record and beneficial owner of the Pledged Equity Interests owned by it free of all Liens, rights or claims of other persons other than Permitted Liens, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

(d)                                No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of Secured Party in any Pledged Equity Interests or the exercise by Secured Party of the voting or other rights provided for in this Security Agreement or the exercise of remedies in respect thereof.

(e)                                 None of the Pledged LLC Interests or Pledged Partnership Interests are or represent interests in issuers that (i) are registered as investment companies or (ii) are dealt in or traded on securities exchanges or markets.

(f)                                   Except as otherwise set forth on the Perfection Certificate, all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have not opted to be treated as securities under the UCC of any jurisdiction.

(g)                                (i) Within five (5) Business Days of the request therefor Grantor will deliver to Secured Party all stock certificates, or other Instruments or Documents representing or evidencing the Pledged Equity Interests, together with corresponding assignment or transfer powers duly executed in blank by such Grantor, and such powers have been duly and validly executed and are binding and enforceable against such Grantor in accordance with their terms and (ii) to the extent such Pledged Equity Interests are uncertificated, each Grantor will take all actions necessary or desirable to establish Secured Party’s Control over such Pledged Equity Interests.

3.17                       Intellectual Property.

(a)                                 All of the Intellectual Property is subsisting, valid, and enforceable. The information contained on the Perfection Certificate is true, correct, and complete.  All issued Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, Trade Secret, and Trade Secret Licenses of each Grantor are identified on the Perfection Certificate.

(b)                                Each Grantor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to the Intellectual Property purported to be owned by such Grantor free and clear of any Liens, including any pledges, assignments, licenses, user agreements, and covenants by such Grantor not to sue third persons, other than Permitted Liens.

(c)                                 To the best of each Grantor’s knowledge, no third party is infringing in any material respect, or in such Grantor’s reasonable business judgment, may be infringing in any material respect, any of such Grantor’s rights under the Intellectual Property.

(d)                                Each Grantor has performed and will continue to perform all acts reasonably necessary and has paid and will continue to pay all required fees and taxes to maintain each and every item of the Intellectual Property in full force and effect throughout the world, as applicable.

(e)                                 Each of the Patents and Trademarks identified on the Perfection Certificate has been properly registered with the United States Patent and Trademark Office and in corresponding offices throughout the world (where appropriate) and each of the Copyrights identified on the Perfection Certificate has been properly registered with the United States Copyright Office and in corresponding offices throughout the world (where appropriate).

(f)                                   To the best of each Grantor’s knowledge, no claims with respect to the Intellectual Property have been asserted and are pending (i) to the effect that the sale, licensing, pledge, or use of any of the products of such Grantor’s business infringes any other party’s valid copyright, trademark, service mark, trade secret, or other intellectual property right, (ii) against the use by such Grantor of any Intellectual Property used in such Grantor’s business as currently conducted, or (iii) challenging the ownership or use by such Grantor of any of the Intellectual Property that such Grantor purports to own or use, nor, to such Grantor’s knowledge, is there a valid basis for such a claim described in this the Perfection Certificate.

3.18                       Excluded Property.  Each Grantor hereby represents and warrants that the Excluded Property, when taken as a whole, is not material to the business operations or financial condition of Borrower and its Subsidiaries, taken as a whole.

The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Secured Party in the future by any Grantor.  The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the security interest in any such Collateral.

4.                                     COVENANTS.  From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

4.1                              Loan Documents.  Each Grantor shall (a) comply with, perform, and be bound by all covenants and agreements in the Loan Documents that are applicable to it, its assets, or its operations, each of which is hereby ratified and confirmed (INCLUDING THE INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 11.2 OF THE CREDIT AGREEMENT); AND (b) CONSENT TO AND APPROVE THE VENUE AND SERVICE OF PROCESS IN SECTION 11.12 OF THE CREDIT AGREEMENT, AND WAIVER OF JURY TRIAL PROVISIONS OF SECTION 11.19 OF THE CREDIT AGREEMENT.

4.2                              General.

(a)                                 Inspection.  Each Grantor will permit Secured Party, by its representatives and agents (a) to inspect the Collateral, (b) to examine and make copies of the records of such Grantor relating to the Collateral, and (c) to discuss the Collateral and the related records of such Grantor with, and to be advised as to the same by, such Grantor’s officers, employees, and accountants (and, in the case of any Receivable, with any Account Debtor), all at such reasonable times and intervals as Secured Party may determine, and all at such Grantor’s expense.

(b)                                Records and Reports; Notification of Default or Event of Default.  Each Grantor will maintain true, complete, and accurate books and records with respect to the Collateral, and furnish to Secured Party such reports relating to the Collateral at such intervals as Secured Party shall from time to time request.  Each Grantor will give prompt notice in writing to Secured Party of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.  Each Grantor shall mark its books and records to reflect the security interest of Secured Party under this Security Agreement.

(c)                                 Schedules.  Each Grantor shall reasonably promptly update the Perfection Certificate if any information therein shall become inaccurate or incomplete in any material respect.  The failure of property descriptions to be accurate or complete on the Perfection Certificate shall not impair Secured Party’s security interest in such property.

(d)                                Financing Statements and Other Actions; Defense of Title.  Each Grantor will deliver to Secured Party all financing statements and execute and deliver control agreements and other Documents and take such other actions as may from time to time be requested by Secured Party in order to maintain a first priority perfected security interest in and, in the case of Investment Related Property, Deposit Accounts, Letter-of-Credit-Rights, and Electronic Chattel Paper, Control of, the Collateral.  Each Grantor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Secured Party in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(e)                                 Disposition of Collateral.  No Grantor will sell, lease, license or otherwise dispose of the Collateral except (i) prior to the occurrence of an Event of Default, dispositions specifically permitted pursuant to the Credit Agreement, (ii) until such time following the occurrence of an Event of Default, as such Grantor receives a notice from Secured Party instructing such Grantor to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as such Grantor receives a notice from Secured Party pursuant to Section 5.4, Proceeds of Inventory and Accounts collected in the ordinary course of business.

(f)                                   Change in Location, Jurisdiction of Organization or Name.  No Grantor will (i) change its name or taxpayer identification number, or (ii) change its jurisdiction of organization, unless such Grantor shall have given Secured Party not less than thirty (30) days’ prior written notice thereof, and Secured Party shall have determined that such change will not adversely affect the validity, perfection or priority of Secured Party’s security interest in the Collateral. Prior to making any of the foregoing changes, each Grantor shall execute and deliver all such additional Documents and perform all additional acts as Secured Party, in its sole discretion, may request in order to continue or maintain the existence and priority of its security interest in all of the Collateral.

(g)                                Taxes.  Each Grantor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists and as to which appropriate reserves are being maintained.

(h)                                 Compliance with Agreements.  Each Grantor shall comply in all material respects with all mortgages, deeds of trust, Instruments, and other agreements binding on it or affecting its properties or business.

(i)                                     Compliance with Legal Requirements.  Each Grantor shall comply with all applicable laws, rules, regulations, and orders of any court or Governmental Authority.

4.3                              Receivables.

(a)                                 Delivery of Invoices. Each Grantor will deliver to Secured Party immediately upon its request after the occurrence of an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as Secured Party shall specify.

4.4                              Inventory and Equipment.

(a)                                 Maintenance of Goods.  Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition.

(b)                                Insurance.  Each Grantor will (i) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender’s loss payable clause in favor of Secured Party, and providing that said insurance will not be terminated except after at least thirty (30) days’ written notice from the insurance company to Secured Party, (ii) maintain such other insurance on the Collateral for the benefit of Secured Party as Secured Party shall from time to time request, (iii) furnish to Secured Party upon the request of Secured Party from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance, and (d) maintain general liability insurance naming Secured Party as an additional insured.

(c)                                 Inventory Warranties.  Each Grantor warrants and represents that (i) Secured Party may rely, without independent investigation, on all statements or representations made by it on or with respect to any Borrowing Base Report, and (ii) unless otherwise indicated in writing by Grantors (in which case any such affected Inventory shall not be considered Eligible Inventory), each of the criteria set forth in the definition of “Eligible Inventory” has been met with respect to all Inventory included as Eligible Inventory on any Borrowing Base Report.

(d)                                Safekeeping of Inventory; Inventory Covenants.  Secured Party shall not be responsible for (i) the safekeeping of the Inventory, (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value of Inventory, or (iv) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other person in any way dealing with or handling the Inventory, except to the extent that any Grantor incurs any loss, cost, claim or damage from any of the foregoing as a result of the gross negligence or willful misconduct of Secured Party as determined by a court of competent jurisdiction in final and nonappealable judgment.  All risk of loss, damage, distribution or diminution in value of the Inventory shall, except as noted in the previous sentence, be borne by Grantors.

(e)                                 Records and Schedules of Inventory.  Each Grantor shall keep correct and accurate daily records on a first-in, first-out basis, itemizing and describing the kind, type, quality and quantity of Inventory, such Grantor’s cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto and Inventory then on consignment, and shall, at the request of Secured Party, furnish to Secured Party daily copies of the working papers related thereto and, at the times required under the Credit Agreement, a current Borrowing Base Report, based on the FIFO cost assumption.  A physical count of the Inventory shall be conducted no less often than annually and a report based on such count of Inventory shall promptly thereafter be provided to Secured Party together with such supporting information including invoices relating to such Grantor’s purchase of goods listed in said report, as Secured Party shall, in its sole and absolute discretion, request.

(f)                                   Certificates of Title.  With respect to any item of Equipment which is covered by a certificate of title and indication of a security interest on such certificate is required as a condition of perfection, upon the request of Secured Party, the applicable Grantor shall cause Secured Party’s security interest to be properly indicated thereon.

(g)                                Landlord Waivers.  Within thirty (30) days of Secured Party’s request therefor, Grantor shall obtain a landlord waiver reasonably acceptable to Secured Party for each property leased by Borrower.

4.5                              Investment Related Property.

(a)                                 No Modification of Rights and Obligation. Without the prior written consent of Secured Party, no Grantor shall vote to enable or take any other action to: (i) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of Secured Party’s security interest; (ii) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer; (iii) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of its assets; (iv) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest; or (v) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (v), such Grantor shall promptly notify Secured Party in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish Secured Party’s Control thereof.

(b)                                Performance of Underlying Obligations. Each Grantor shall comply with all of its Obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property.

(c)                                 Changes in Capital Structure of Issuers. No Grantor shall permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder; provided that if the surviving or resulting issuer upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.1.

(d)                                Consent of Grantor. Each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to Secured Party and,

without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to Secured Party or its nominee following an Event of Default and to the substitution of Secured Party or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

(e)                                 Voting of Securities.  Prior to the occurrence of an Event of Default, each Grantor is entitled to exercise all voting rights pertaining to any Pledged Equity Interests; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Secured Party which would (i) be inconsistent with or violate any provision of this Security Agreement or any other Loan Document or (ii) amend, modify, or waive any term, provision or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral; and provided further that such Grantor shall give Secured Party at least five (5) Business Days’ prior written notice in the form of an officers’ certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof.  On and after the occurrence of an Event of Default and if Secured Party elects to exercise such right, the right to vote any Pledged Equity Interests shall be vested exclusively in Secured Party.  To this end, each Grantor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of such Grantor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Equity Interests standing in the name of such Grantor or with respect to which such Grantor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default has occurred.  The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the termination of this Security Agreement pursuant to Section 6.16.

4.6                              Accounts.

(a)                                 Account Warranties.  Each Grantor warrants and represents that (i) Secured Party may, in determining which Accounts listed on any Borrowing Base Report are Eligible Accounts, rely without independent investigation on all statements or representations made by Borrower or such Grantor on or with respect to any such Borrowing Base Report, and (ii) unless otherwise indicated in writing by Grantors (in which case such Account shall not be considered an Eligible Account), each of the criteria set forth in the definition of “Eligible Account” has been met with respect to each Account included as an Eligible Account on any Borrowing Base Report.

(b)                                Verification of Accounts.  Secured Party shall have the right, at any time or times hereafter, in its name or in the name of a nominee of Secured Party, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.

(c)                                 [Reserved]

(d)                                Notice to Account Debtor.  Secured Party may, in its sole discretion, at any time or times after an Event of Default has occurred, and without prior notice to any Grantor, notify any or all Account Debtors that the Accounts have been assigned to Secured Party and that Secured Party has a security interest therein.  Secured Party may direct any or all Account Debtors to make all payments upon the Accounts directly to Secured Party.  Secured Party shall furnish Grantors with a copy of such notice.

4.7                              Intellectual Property.

(a)                                 Prosecution of Applications. Each Grantor shall prosecute in accordance with good business judgement consistent with past practices all applications in respect of Intellectual Property, now or hereafter pending.

(b)                                [Reserved].

(c)                                 Maintenance of Rights. To the extent such Intellectual Property is material to its current or planned business, each Grantor shall preserve and maintain all of its material rights in the Intellectual Property and protect its Intellectual Property from infringement, unfair competition, cancellation, or dilution by all appropriate action necessary in such Grantor’s reasonable business judgment, including the commencement and prosecution of legal proceedings to recover damages for infringement and to defend and preserve its rights in the Intellectual Property.

(d)                                No Abandonment.  No Grantor may abandon any of the Intellectual Property necessary to the conduct of its business other than in the exercise of such Grantor’s reasonable business judgment.

(e)                                 Licenses.  No Grantor shall sell or assign any of its interest in any of the Intellectual Property other than in the ordinary course of business for full and fair consideration without the prior written consent of Secured Party.

(f)                                   No Conflicting Agreements. No Grantor shall enter into any agreement, including any licensing agreement, that is or may be inconsistent with such Grantor’s Obligations under this Security Agreement or any of the other Loan Documents.

(g)                                Additional Intellectual Property.  Each Grantor shall give Secured Party prompt written notice if such Grantor shall obtain rights to or become entitled to the benefit of any Intellectual Property not identified on Schedule 3.17 which is material to its business.  Each Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements, or Trademark Security Agreements, each in form and substance satisfactory to Secured Party, as Secured Party may request to evidence Secured Party’s Lien on such Intellectual Property.

(h)                                 Obligation upon Default.  On and after the occurrence of an Event of Default, each Grantor shall use its reasonable efforts to obtain any consents, waivers, or agreements necessary to enable Secured Party to exercise its rights and remedies with respect to the Intellectual Property.

4.8                              Collateral Notes and Collateral Note Security.  Without the prior written consent of Secured Party, no Grantor may (a) modify or substitute, or permit the modification, or substitution of, any Collateral Note or any Document evidencing the Collateral Note Security or (b) release any Collateral Note Security unless specifically required by the terms thereof.

4.9                              Instruments; Chattel Paper; and Documents.  Each Grantor will (a) deliver to Secured Party immediately upon execution of this Security Agreement the originals of all Chattel Paper and Instruments (if any then exists), (b) hold in trust for Secured Party upon receipt and immediately thereafter deliver to Secured Party any Chattel Paper and Instruments constituting Collateral, (c) mark conspicuously all Chattel Paper and Instruments (other than any delivered to Secured Party) with an appropriate reference to the security interest of Secured Party, and (d) upon Secured Party’s request, deliver to Secured Party (and thereafter hold in trust for Secured Party upon receipt and immediately deliver to Secured Party) any Document evidencing or constituting Collateral.

4.10                       Deposit, Commodity, and Securities Accounts.  With respect to any Deposit Account, Commodity Account, or Securities Account, each Grantor shall (a) maintain such accounts at the institutions described on the Perfection Certificate or such additional institutions as have complied with clause (b) hereof; (b) within thirty (30) days of Secured Party’s request therefor, deliver to each depository bank and security intermediary a letter in form and substance satisfactory to Secured Party with respect to Secured Party’s rights in such account and use its best efforts to obtain the execution of such letter by each institution stating that the pledge of such account has been recorded in the books and records of such institution and that Secured Party shall have exclusive Control over such account; (c) deliver to Secured Party all certificates or Instruments, if any, now or hereafter representing or evidencing such accounts, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party. Without Secured Party’s consent, no Grantor shall establish any additional accounts, unless such accounts are subject to Secured Party’s exclusive Control.

4.11                       Commercial Tort Claims.  If any Grantor at any time holds or acquires a Commercial Tort Claim, such Grantor shall (a) immediately forward to Secured Party written notification of any and all Commercial Tort Claims, including any and all actions, suits and proceedings before any court or Governmental Authority by or affecting such Grantor; and (b) execute and deliver such statements, Documents and notices and do and cause to be done all such things as may be required by Secured Party, or required by law, including all things which may from time to time be necessary under the UCC to fully create, preserve, perfect and protect the priority of Secured Party’s security interest in any Commercial Tort Claims.

4.12                       Letters-of-Credit Rights.  If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of any Grantor, such Grantor shall promptly notify Secured Party thereof in writing and, at Secured Party’s request, such Grantor shall, pursuant to an agreement in form and substance satisfactory to Secured Party, either (a) arrange for the issuer or any confirmer of such letter of credit to consent to an assignment to Secured Party of the Proceeds of any drawing under the letter of credit or (b) arrange for Secured Party to become the transferee beneficiary of the letter of credit, with Secured Party agreeing, in each case, that the Proceeds of any drawing under the letter of credit are to be applied to the Secured Obligations as provided in the Credit Agreement.

4.13                       Fixtures.  For any Collateral that is a Fixture or an accession which has been attached to real estate or other goods prior to the perfection of the security interest of Secured Party, the applicable Grantor shall furnish Secured Party, upon reasonable demand, a disclaimer of interest in each such Fixture or accession and a consent in writing to the security interest of Secured Party therein, signed by all persons having any interest in such Fixture or accession by virtue of any interest in the real estate or other goods to which such Fixture or accession has been attached.

4.14                       Federal, State or Municipal Claims.  Each Grantor will notify Secured Party of any Collateral which constitutes a claim against a Governmental Authority, or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.15                       Warehouse Receipts Non-Negotiable.  Each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC).

4.16                       [Reserved].

4.17                       Lockboxes.  Upon request of Secured Party, each Grantor shall execute and deliver to Secured Party irrevocable lockbox agreements in the form provided by or otherwise acceptable to Secured Party, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of Secured Party granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at Secured Party.

4.18                       Use and Operation of Collateral.  Should any Collateral come into the possession of Secured Party, Secured Party may use or operate such Collateral for the purpose of preserving it or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Secured Party in respect of such Collateral.  Each Grantor covenants to promptly reimburse and pay to Secured Party, at Secured Party’s request, the amount of all expenses (including the cost of any insurance and payment of taxes or other charges) incurred by Secured Party in connection with its custody and preservation of the Collateral, and all such expenses, costs, taxes, and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by Grantors to Secured Party upon demand and shall become part of the Secured Obligations. However, the risk of accidental loss or damage to, or diminution in value of, the Collateral is on Grantors, and Secured Party shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to the Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Grantors for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not an Event of Default has occurred.

4.19                       Certain Proceeds.  Notwithstanding any contrary provision herein, any and all Proceeds of any Collateral consisting of cash, checks and other non-cash items shall be part of the Collateral hereunder, and shall, if received by any Grantor, be held in trust for the benefit of Secured Party, and shall forthwith be delivered to Secured Party (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by such Grantor in accordance with Secured Party’s instructions) to be held subject to the terms of this Security Agreement.  Any cash Proceeds of the Collateral which come into the possession of Secured Party on and after the occurrence of an Event of Default (including insurance Proceeds) may, at Secured Party’s option, be applied in whole or in part to the Secured Obligations (to the extent then due), be released in whole or in part to or on the written instructions of such Grantor for any general or specific purpose, or be retained in whole or in part by Secured Party as additional Collateral.  The provisions of this subparagraph are applicable whether or not an Event of Default has occurred.

4.20                       Further Assurances.  At any time and from time to time, upon the request of Secured Party, and at the sole expense of Grantors, each Grantor shall promptly execute and deliver all such further Instruments and Documents and take such further actions as Secured Party may deem necessary or desirable (a) to assure Secured Party that its security interests hereunder are perfected with a first priority Lien, (b) to carry out the provisions and purposes of this Security Agreement, including (i) the filing of such financing statements as Secured Party may require, (ii) executing control agreements with respect to the Collateral, in each case naming Secured Party, as secured party, in form and substance satisfactory to Secured Party, (iii) furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail, (iv) the deposit of all certificates of title issuable with respect to any of the Collateral and noting thereon the security interest hereunder, (v) taking all actions required by law in any relevant UCC, or by other law as applicable in any foreign jurisdiction, and (vi) to ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clause (b) of the definition of “Excluded Property”, such Grantor shall use its best efforts to obtain any required consents from any Person other than Borrower and its Affiliates with respect to any permit or license or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation related thereto.  A carbon, photographic, or other reproduction of this Security Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

4.21                       Additional Grantors. Upon the execution and delivery by any person of a security agreement supplement in form and substance satisfactory to Secured Party (each a “Security Agreement Supplement”), such person shall be and become a Grantor hereunder and each reference in this Security Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such person.  Upon the written request of Secured Party or if Grantor so chooses, Grantor shall cause its domestic Subsidiaries to execute and deliver a Security Agreement Supplement.

5.                                     REMEDIES UPON EVENT OF DEFAULT

5.1                              Remedies.  On and after the occurrence of an Event of Default under the Credit Agreement or any other Loan Document, Secured Party may exercise any or all of the following rights and remedies:

(a)                                 Contractual Remedies. Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.1(a) shall not limit any rights or remedies available to Secured Party prior to the occurrence of an Event of Default.

(b)                                Legal Remedies.  Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

(c)                                 Disposition of Collateral.  Without notice except as specifically provided in Section 5.2(c) or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Neither Secured Party’s compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to affect the commercial reasonableness of such sale. Each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(d)                                Distributions. On and after the occurrence of an Event of Default, all payments and distributions made to any Grantor upon or with respect to the Collateral shall be paid or delivered to Secured Party, and each Grantor agrees to take all such action as Secured Party may deem necessary or appropriate to cause all such payments and distributions to be made to Secured Party.  Further, Secured Party shall have the right, at any time after the occurrence of any Event of Default, to notify and direct any issuer to thereafter make all payments, dividends, and any other distributions payable in respect thereof directly to Secured Party.  Such issuer shall be fully protected in relying on the written statement of Secured Party that it then holds a security interest which entitles it to receive such payments and distributions.  Any and all Money and other property paid over to or received by Secured Party hereunder shall be retained by Secured Party as additional collateral hereunder and may be applied in accordance with Section 5.10 hereof.

(e)                                 Use of Premises.  Secured Party shall be entitled to occupy and use any premises owned or leased by any Grantor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay such Grantor for such use and occupancy.

5.2                              Grantors’ Obligations Upon Event of Default.  Upon the request of Secured Party on and after the occurrence of an Event of Default, each Grantor will:

(a)                                 Assembly of Collateral.  Assemble and make available to Secured Party the Collateral and all records relating thereto at any place or places specified by Secured Party.

(b)                                Secured Party Access.  Permit Secured Party, by Secured Party’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

(c)                                 Notice of Disposition of Collateral.  Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to any Grantor, addressed as set forth in Section 6.13, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Secured Party shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  Subject to the provisions of applicable law, Secured Party may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or Secured Party may further postpone such sale by announcement made at such time and place.

5.3                              Condition of Collateral; Warranties.  Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale.  Secured Party may sell the Collateral without giving any warranties as to the Collateral.  Secured Party may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

5.4                              Collection of Receivables.  On and after the occurrence of an Event of Default, Secured Party may at any time in its sole discretion, by giving Grantors written notice, elect to require that the Receivables be paid directly to Secured Party.  In such event, each Grantor shall, and shall permit Secured Party to, promptly notify the Account Debtors under the Receivables of Secured Party’s interest therein and direct such Account Debtors to make payment of all amounts then or thereafter due under the Receivables directly to Secured Party.  Upon receipt of any such notice from Secured Party, each Grantor shall thereafter hold in trust for Secured Party, all amounts and Proceeds received by it with respect to the Receivables and immediately and at all times thereafter deliver to Secured Party all such amounts and Proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.  Secured Party shall hold and apply funds so received as provided by the terms of Section 5.10.  If after the occurrence of an Event of Default, any Account Debtor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Grantors, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists.  Each Grantor agrees that Secured Party may at any time and from time to time, if an Event of Default has occurred, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as Secured Party in its sole discretion shall determine or abandon any Receivable, and any such action by Secured Party shall be commercially reasonable so long as Secured Party acts in good faith based on information known to it at the time it takes any such action. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except Grantors to account for funds that it shall actually receive hereunder.

5.5                              Cash Collateral Account.  On and after the occurrence of an Event of Default, Secured Party shall have, and each Grantor hereby grants to Secured Party, the right and authority to transfer all funds on deposit in the Deposit Accounts to a “Cash Collateral Account” (herein so called) maintained with a depository institution acceptable to Secured Party and subject to the exclusive direction, domain, and Control of Secured Party, and no disbursements or withdrawals shall be permitted to be made by any Grantor from such Cash Collateral Account.  Such Cash Collateral Account shall be subject to the security interest in favor of Secured Party herein created, and each Grantor hereby grants a security interest to Secured Party in and to, such Cash Collateral Account and all checks, drafts, and other items ever received by any Grantor for deposit therein.  Furthermore, if an Event of Default has occurred, Secured Party shall have the right, at any time in its discretion without notice to any Grantor, (a) to transfer to or to register in the name of Secured Party or nominee any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the right to exchange such certificates or Instruments representing Deposit Accounts for certificates or Instruments of smaller or larger denominations and (b) to take and apply against the Obligations any and all funds then or thereafter on deposit in the Cash Collateral Account or otherwise constituting Deposit Accounts.

5.6                              Intellectual Property.  For purposes of enabling Secured Party to exercise its rights and remedies under this Security Agreement and enabling Secured Party and its successors and assigns to enjoy the full benefits of the Collateral, each Grantor hereby grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license, or sublicense any of the Intellectual Property.  Each Grantor shall provide Secured Party with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof.  This license shall also inure to the benefit of all successors, assigns, and transferees of Secured Party.  On and after the occurrence of an Event of Default, Secured Party may require that Grantors assign all of their right, title, and interest in and to the Intellectual Property or any part thereof to Secured Party or such other person as Secured Party may designate pursuant to Documents satisfactory to Secured Party.  If no Event of Default has occurred, Grantors shall have the exclusive, non-transferable right and license to use the Intellectual Property in the ordinary course of business and the exclusive right to grant to other persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration.

5.7                              Record Ownership of Securities. On and after the occurrence of an Event of Default, Secured Party at any time may have any Collateral that is Pledged Equity Interests and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Secured Party; and, as to any Collateral that is Pledged Equity Interests so registered, Secured Party shall execute and deliver (or cause to be executed and delivered) to the applicable Grantor all such proxies, powers of attorney, dividend coupons or orders, and other Documents as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting rights and powers which it is entitled to exercise under this Security Agreement or to receive the dividends and other distributions and payments in respect of such Collateral that is Pledged Equity Interests or Proceeds thereof which it is authorized to receive and retain under this Security Agreement.

5.8                              Investment Related Property.  Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If Secured Party determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number and nature of interest, shares or other Instruments included in the Investment Related Property which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder. In case of any sale of all or any part of the Investment Related Property on credit or for future delivery, such Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for such assets so sold and in case of any such failure, such Collateral may again be sold upon like notice.  Secured Party, instead of exercising the power of sale herein conferred upon them, may proceed by a suit or suits at law or in equity to foreclose security interests created hereunder and sell such Investment Related Property, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

5.9                              Sales on Credit.  If Secured Party sells any of the Collateral upon credit, Grantors will be credited only with payments actually made by the purchaser, received by Secured Party, and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Grantors shall be credited with the Proceeds of the sale.

5.10                       Application of Proceeds.  On and after the occurrence of an Event of Default, the Proceeds of the Collateral shall be applied by Secured Party to payment of the Secured Obligations in such manner and order as Secured Party may elect in its sole discretion. If the Proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

5.11                       Power of Attorney.  Each Grantor hereby appoints Secured Party and Secured Party’s designee as its attorney, with power: (a) on and after the occurrence of an Event of Default, to endorse such Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Secured Party’s possession; (b) to sign such Grantor’s name on any invoice, bill of lading, warehouse receipt, or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements, and other public records, and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred, to notify the post office authorities to change the address for delivery of any Grantor’s mail to an address designated by Secured Party and to receive, open, and dispose of all mail addressed to any Grantor; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) to complete in any Grantor’s name or Secured Party’s name, any order, sale, or transaction, obtain the necessary Documents in connection therewith, and collect the Proceeds thereof; (f) to clear Inventory through customs in any Grantor’s name, Secured Party’s name, or the name of Secured Party’s designee, and to sign and deliver to customs officials powers of attorney in any Grantor’s name for such purpose; (g) to the extent that any Grantor’s authorization given in Section 2.3 of this Security Agreement is not sufficient, to file such financing statements with respect to this Security Agreement, with or without such Grantor’s signature, or to file a photocopy of this Security Agreement in substitution for a financing statement, as Secured Party may deem appropriate and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require such Grantor’s signature; and (h) subject to the terms and conditions of this Security Agreement and, if applicable, after Secured Party has determined that any Grantor has failed to take any action required under the Credit Agreement, this Security Agreement or any other Loan Documents, to do all things reasonably necessary to carry out the terms and conditions of the Credit Agreement and this Security Agreement.  Each Grantor ratifies and approves all acts of such attorney.  None of Lender or Secured Party nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct, gross negligence, or violation of law as determined by a court of competent jurisdiction in final and nonappealable judgment.  This power, being coupled with an interest, is irrevocable until this Security Agreement is terminated in accordance with Section 6.16.

6.                                     GENERAL PROVISIONS

6.1                              Joint and Several Obligations of Grantors.

(a)                                 Each Grantor is accepting joint and several liability hereunder with other persons that have executed or will execute a Security Agreement in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each Grantor and in consideration of the undertakings of each Grantor to accept joint and several liability for the Obligations of each of them.

(b)                                Each Grantor jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several Obligations of each Grantor without preferences or distinction among them.

6.2                              Limitation of Obligations.

(a)                                 The provisions of this Security Agreement are severable, and in any action or proceeding involving any applicable law affecting the rights of creditors generally, if the Obligations of any Grantor under this Security Agreement would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Grantor’s liability under this Security Agreement, then, notwithstanding any other provision of this Security Agreement to the contrary, the amount of such liability shall, without any further action by Grantors or Secured Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Grantor’s “Maximum Liability”).  This Section 6.2 with respect to the Maximum Liability of each Grantor is intended solely to preserve the rights of Secured Party hereunder to the maximum extent not subject to avoidance under applicable law, and none of Grantors or any other Person shall have any right or claim under this Section 6.2(a) with respect to the Maximum Liability, except to the extent necessary to ensure that the Obligations of Grantors hereunder shall not be rendered voidable under applicable law.

(b)                                Each Grantor agrees that the Secured Obligations may at any time and from time to time exceed the Maximum Liability of such Grantor, and may exceed the aggregate Maximum Liability of all other Grantors, without impairing this Security Agreement or affecting the rights and remedies of Secured Party.  Nothing in this Section 6.2(b) shall be construed to increase any Grantor’s Obligations hereunder beyond its Maximum Liability.

(c)                                 Notwithstanding any or all of the Secured Obligations becoming unenforceable against any Grantor or the determination that any or all of the Secured Obligations shall have become discharged, disallowed, invalid, illegal, void or otherwise unenforceable as against any Grantor (whether by operation of any present or future law or by order of any court or governmental agency), the Secured Obligations shall, for the purposes of this Security Agreement, continue to be outstanding and in full force and effect.

6.3                              NO RELEASE OF GRANTORS.  THE OBLIGATIONS OF GRANTORS UNDER THIS SECURITY AGREEMENT SHALL NOT BE REDUCED, LIMITED OR TERMINATED, NOR SHALL GRANTORS BE DISCHARGED FROM ANY

OBLIGATION HEREUNDER, FOR ANY REASON WHATSOEVER (other than pursuant to Section 6.16), including (and whether or not the same shall have occurred or failed to occur once or more than once and whether or not Grantors shall have received notice thereof):

(a)                                 (i) any increase in the principal amount of, or interest rate applicable to, (ii) any extension of the time of payment, observance or performance of, (iii) any other amendment or modification of any of the other terms and provisions of, (iv) any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, (v) any subordination (whether present or future or contractual or otherwise) of, or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, the Secured Obligations;

(b)                                (i) any failure to obtain, (ii) any release, composition or settlement of, (iii) any amendment or modification of any of the terms and provisions of, (iv) any subordination of, or (v) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, any Loan Documents;

(c)                                 (i) any failure to obtain or any release of, any failure to protect or preserve, (ii) any release, compromise, settlement or extension of the time of payment of any Obligations constituting, (iii) any failure to perfect or maintain the perfection or priority of any Lien upon, (iv) any subordination of any Lien upon, or (v) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of any Lien or intended Lien upon, any collateral now or hereafter securing, the Secured Obligations or any other guaranties thereof;

(d)                                any termination of or change in any relationship between Grantors and Secured Party or the addition or release of any Grantor;

(e)                                 any exercise of, or any failure or election not to exercise, delay in the exercise of, waiver of, or forbearance of or other indulgence with respect to, any right, remedy or power available to Secured Party, including (i) any election not to or failure to exercise any right of setoff, recoupment or counterclaim, (ii) any election of remedies effected by Secured Party, including the foreclosure upon any real estate constituting collateral, whether or not such election affects the right to obtain a deficiency judgment, and (iii) any election by Secured Party in any proceeding under the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code; and

(f)                                   ANY OTHER ACT OR FAILURE TO ACT OR ANY OTHER EVENT OR CIRCUMSTANCE THAT (i) VARIES THE RISK OF GRANTORS UNDER THIS SECURITY AGREEMENT OR (ii) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF STATUTE OR RULE OF LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF GRANTORS HEREUNDER OR DISCHARGE GRANTORS FROM ANY OBLIGATION HEREUNDER.

6.4                              Subordination of Certain Claims.  Any and all rights and claims of Grantors against Borrower or against any other Person or property, arising by reason of any payment by any Grantors to Secured Party pursuant to the provisions, or in respect, of this Security Agreement shall be subordinate, junior and subject in right of payment to the prior and indefeasible payment in full of all Secured Obligations to Secured Party, and until such time, Grantors defer all rights of subrogation, contribution or any similar right and until such time agree not to enforce any such right or remedy Secured Party may now or hereafter have against Borrower, any endorser or any other Grantor of all or any part of the Secured Obligations and any right to participate in, or benefit from, any security given to Secured Party to secure any of the Secured Obligations.  All Liens and security interests of Grantors, whether now or hereafter arising and howsoever existing, in assets of Borrower or any assets securing the Secured Obligations shall be and hereby are subordinated to the rights and interests of Secured Party and in those assets until the prior and indefeasible final payment in full of all Secured Obligations to Secured Party.  If any amount shall be paid to Grantors contrary to the provisions of this Section 6.4 at any time when any of the Secured Obligations shall not have been indefeasibly paid in full, such amount shall be held in trust for the benefit of Secured Party and shall forthwith be turned over in kind in the form received to Secured Party (duly endorsed if necessary) to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

6.5                              Recovered Payments. The Secured Obligations shall be deemed not to have been paid, observed or performed, and Grantors’ Obligations under this Security Agreement in respect thereof shall continue and not be discharged, to the extent that any payment, observance or performance thereof by any Grantor is recovered from or paid over by or for the account of Secured Party for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Secured Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by Secured Party (whether or not consented to by Grantors) of any claim for any such recovery or payment over.  Each Grantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable hereunder whenever such a recovery or payment over occurs.

6.6                              No Waiver. No delay or omission of Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default, or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by Secured Party and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to Secured Party until the Secured Obligations have been paid in full.

6.7                              Secured Party Performance of Grantors’ Obligations.  Without having any obligation to do so, Secured Party may perform or pay any Obligation which any Grantor has agreed to perform or pay in this Security Agreement and each Grantor shall, jointly and severally, reimburse Secured Party for any amounts paid by Secured Party pursuant to this Section 6.7.  Each Grantor’s Obligation to reimburse Secured Party pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

6.8                              Specific Performance of Certain Covenants.  Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.2(d), Error! Reference source not found., 4.9, 4.17, 5.4, 5.5, 5.6, 5.10, 5.11, or 6.9 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Secured Party to seek and obtain specific performance of other Obligations of such Grantor contained in this Security Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section 6.8 shall be specifically enforceable against such Grantor.

6.9                              Dispositions Not Authorized.  No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.2(e) and notwithstanding any course of dealing between any Grantor and Secured Party or other conduct of Secured Party, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.2(e)) shall be binding upon Secured Party unless such authorization is in writing signed by Secured Party.

6.10                       Waivers.  Except to the extent expressly otherwise provided herein or in other Loan Documents and to the fullest extent permitted by applicable law, each Grantor waives (a) any right to require Secured Party to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right which Secured Party or any Lender may have; (b) with respect to the Secured Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, and notice of acceleration; and (c) all rights of marshaling in respect of any and all of the Collateral.

6.11                       Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of Grantors, Secured Party and their respective successors and assigns, except that no Grantor shall have the right to assign its rights or delegate its Obligations under this Security Agreement or any interest herein, without the prior written consent of Secured Party.

6.12                       Survival.  All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement. Without prejudice to the survival of any other Obligation of each Grantor hereunder, the Obligations of each Grantor under Sections 6.14 and 6.18 shall survive termination of this Security Agreement.

6.13                       Sending Notices.  Whenever any notice is required or permitted to be given under the terms of this Security Agreement, the same shall, except as otherwise expressly provided for in this Security Agreement, be given in writing, and sent by: (a) certified mail, return receipt requested, postage pre paid; (b) a national overnight delivery service; (c) hand delivery with written receipt acknowledged; or (d) facsimile, followed by a copy sent in accordance with clause (b) or (c) of this Section 6.13 sent the same day as the facsimile, in each case to the address or facsimile number (together with a contemporaneous copy to each copied addressee), as applicable, set forth on the signature page to this Security Agreement or in the Credit Agreement.  Lender and Grantors shall not conduct communications contemplated by this Security Agreement by electronic mail or other electronic means, except by facsimile transmission as expressly provided in this Section 6.13, and the use of the phrase “in writing” or the word “written” shall not be construed to include electronic communications except by facsimile transmissions as expressly provided in this Section 6.13.  Any notice required or given hereunder shall be deemed received the same Business Day if sent by hand delivery or facsimile, the next Business Day if sent by overnight courier, or three (3) Business Days after posting if sent by certified mail, return receipt requested; provided that any notice received after 5:00 p.m. San Antonio, Texas time on any Business Day or received on any day that is not a Business Day shall be deemed to have been received on the following Business Day.

6.14                       Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by federal or state authority in respect of this Security Agreement shall be paid by each Grantor, together with interest and penalties, if any.  Grantors shall jointly and severally reimburse Secured Party for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of Secured Party) paid or incurred by Secured Party in connection with the preparation, execution, delivery, and administration, of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). In addition, Grantors shall be jointly and severally obligated to pay all of the costs and expenses incurred by Secured Party, including attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against Secured Party or any Grantor concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including any of the foregoing arising in, arising under or related to a case under any bankruptcy, insolvency or similar law.  Any and all costs and expenses incurred by each Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by such Grantor.

6.15                       Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

6.16                       Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (a) the Credit Agreement has terminated pursuant to its express terms and (b) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of Secured Party which would give rise to any Secured Obligations are outstanding; provided that the termination of this Security Agreement under this Section 6.16 is subject to Section 6.5.

6.17                       GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

6.18                       Indemnity.  Each Grantor does hereby assume all liability for the Collateral, for the security interest of Secured Party, and for any use, possession, maintenance, and management of, all or any of the Collateral, including any taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold Secured Party and its respective successors, assigns, agents, attorneys, and employees harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such persons be agents or employees of any Grantor or of third parties, or such damage be to property of any Grantor or of others.  Each Grantor does hereby indemnify, save, and hold Secured Party and its respective successors, assigns, agents, attorneys, and employees harmless from and against, and covenants to defend Secured Party against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses (collectively, “Claims”), including court costs and attorneys’ fees, and any of the foregoing, ARISING FROM THE NEGLIGENCE OF SECURED PARTY OR ANY OF ITS OFFICERS, EMPLOYEES, AGENTS, ADVISORS, OR REPRESENTATIVES, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof; provided, however, that the indemnity set forth in this Section 6.18 will not apply to Claims caused by the gross negligence or willful misconduct of Secured Party or any of its officers, employees, agents, advisors, or representatives, as determined by a court of competent jurisdiction in final and nonappealable judgment.

6.19                       FINAL AGREEMENT.  THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE TO FOLLOW.

IN WITNESS WHEREOF, Grantors and Secured Party have executed this Security Agreement as of the date first above written.

BORROWER:

HARTE HANKS, INC.

By:	/s/ Robert L. R. Munden
Name:	Robert L. R. Munden
Title:	EVP, CFO & General Counsel

SECURED PARTY:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:	/s/ Annalese Smolik
Annalese Smolik
Senior Vice President